Exhibit 99.1

Informa TechTarget Confirms 2024 Revenue Range, 2025 Outlook and Updates on Form 10-K Filing

April 15, 2025

NEWTON, Mass.—(BUSINESS WIRE)— TechTarget, Inc. (Nasdaq: TTGT), (“Informa TechTarget” or the “Company”), a leading growth accelerator for the B2B Technology sector, today re-confirms its revenue range for 2024, with reported revenues expected to be $285m-$295m and pro forma revenues expected to be $490m-$500m*, whilst also confirming expectations for growth in adjusted EBITDA* in 2025.

Gary Nugent, Chief Executive, Informa TechTarget, said:

”2024 was broadly flat on underlying revenue performance. 2025 will be The Foundation Year for Informa TechTarget, as we combine strengths in Brands, Products, Go-To-Market and Talent and over-deliver on operating cost synergies.”

He added: ”Through combination, we are creating a leader in a dynamic market. We are focused on operating the enlarged business for growth and performance.”

2024 Full Year Financial Update

Revenue Performance

Reported revenues for 2024 will reflect the structure of the combination, which completed on December 2, 2024, comprising a 12-month contribution from the Informa Tech digital businesses and around one month’s contribution from the legacy TechTarget business, being the period from completion through year-end. On this basis, reported revenues are expected to be in the range of $285m to $295m.

Assuming the combination was in effect from January 1, 2024, pro-forma revenues for 2024 are expected to be in the range of $490m to $500m, in line with the guidance range provided in the combination update published on November 15, 2024. This implies broadly flat underlying revenues for the year, reflecting the subdued market backdrop, with activity levels impacted by geo-political tensions and macro-economic uncertainty.

Pro-forma revenue refers to the total US GAAP revenue that would be expected for fiscal year 2024 assuming the combination was in effect from January 1, 2024:

	Pro-Forma Revenue Range ($000’s)
Legacy Informa Tech Digital Businesses	$260,000	$265,000
Legacy TechTarget	$230,000	$235,000
	$490,000	$500,000

Balance Sheet and Liquidity

At December 31, 2024, the Company held approximately $354m in cash, cash equivalents, and short-term investments. The Company also had approximately $416m of outstanding Convertible Senior Notes. In early 2025, in line with the terms of the notes, an offer was made to repurchase all of the 2025 and 2026 Convertible Senior Notes for cash, with all but $7,000 aggregate principal amount of the 2026 notes tendered for repurchase by note holders.

The repurchase does not have a material impact on net debt after completion of the repurchase in 2025 but removes convertible debt from the balance sheet, reducing potential dilution and simplifying capital structure.

*	Adjusted EBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Measures below for further detail

Outlook

In 2025, The Foundation Year for Informa TechTarget, the focus is on combining our strengths across Brands, Product, Go-To-Market and Talent to position the business for long-term growth. We are operating the business in a subdued environment, which has not been helped by recent financial market volatility, and therefore our guidance is for broadly flat revenue across the year and an increase expected in adjusted EBITDA, the latter supported by the over-delivery of combination synergies and non-recurrence of certain one-off combination costs that will be included within 2024 adjusted EBITDA.

Market uncertainty looks likely to persist through the first half of the year and whilst the sales pipeline is improving, we are anticipating a low to mid-single digit year-on-year decline in revenues across the first half period (representing c.45% of annual revenues). We are targeting the growth trajectory to improve through the second half of the year, as our expanded customer and go-to-market strategy gains momentum, delivering broadly consistent year-on-year revenue performance.

Beyond near-term market dynamics and The Foundation Year, we remain confident in the medium-term growth opportunities for Informa TechTarget, underpinned by innovation and growth in enterprise technology and the increasing demand for more efficient, data-driven B2B digital services.

Combination Program: 2025 - The Foundation Year

The Combination Program is well underway, with all Executive and Senior Leadership appointments completed, and reporting lines and responsibilities confirmed. The restructuring of our sales organization has been accelerated, including a unified go-to-market strategy that prioritises large customer accounts through dedicated service teams.

Work on product strategy is also advancing well, including a repositioning of NetLine to the volume end of the market and a re-shaping of the Intelligence & Advisory portfolio to better meet evolving customer demand.

In 2025, we are currently tracking well ahead of the Year 1 operating cost synergy target of $5m, with a high degree of confidence in our expectation to meet or beat the $45m overall run rate synergies targeted by Year 3 ($25m cost synergies and $20m profit benefit from revenue synergies).

Our focus on combination and over-delivering on operating synergies gives us confidence in growing adjusted EBITDA in 2025, even with the relatively flat backdrop for revenues.

Update on 2024 results and Form 10-K filing

On March 31, 2025, the Company filed a Notification of Late Filing on Form 12b-25 indicating that the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Annual Report”) would be delayed.

The Company is continuing to make good progress on the full filing of the Annual Report for the year ended December 31, 2024, but with some additional time needed to complete the financial statements and related disclosures than initially expected.

The Company now expects to file the Annual Report by Tuesday 29 April, subject to finalising the evaluation of certain internal controls, fully aligning US GAAP and UK IFRS accounting, and completing the remaining technical accounting issues relating to non-cash items (items such as goodwill impairment, changes in contingent consideration, and amortization of intangibles, including related tax impacts), which likely require restatement or revision of prior-year adjustments.

The Company will circulate details of its FY 2024 results conference call once the filing date for the Annual Report is confirmed.

About Informa TechTarget

TechTarget, Inc. (Nasdaq: TTGT), which also refers to itself as Informa TechTarget, informs, influences and connects the world’s technology buyers and sellers, helping accelerate growth from R&D to ROI.

With a vast reach of over 220 highly targeted technology-specific websites and over 50 million permissioned first-party audience members, Informa TechTarget has a unique understanding of and insight into the technology market.

Underpinned by those audiences and their data, we offer expert-led, data-driven, and digitally enabled services that have the potential to deliver significant impact and measurable outcomes to our clients:

•	Trusted information that shapes the industry and informs investment

•	Intelligence and advice that guides and influences strategy

•	Advertising that grows reputation and establishes thought leadership

•	Custom content that engages and prompts action

•	Intent and demand generation that more precisely targets and converts

Informa TechTarget is headquartered in Boston, MA and has offices in 19 global locations. For more information, visit informatechtarget.com and follow us on LinkedIn.

© 2025 TechTarget, Inc. All rights reserved. All trademarks are the property of their respective owners.

Non-GAAP Financial Measures

This letter includes a discussion of Adjusted EBITDA, which is a non-GAAP financial measure that is provided as a complement to GAAP results. “Adjusted EBITDA” means earnings before net interest, other income and expense such as asset impairment (including expenses related to the induced conversion of our 2025 convertible notes), income taxes, depreciation and amortization, as further adjusted to exclude stock-based compensation and other one-time charges, such as costs related to mergers, acquisitions, integration-related expenses or reduction in forces expenses, if any. The components of Adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. In the case of senior management, Adjusted EBITDA is used as a principal financial metric in annual incentive compensation programs. Adjusted EBITDA is also used for planning purposes and in presentations to our Board of Directors.

Full reconciliations of certain forward-looking non-GAAP measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of certain items, including but not limited to, stock-based compensation and other one-time charges.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements”. All statements, other than historical facts, are forward-looking statements, including: statements regarding the expected benefits of the transactions consummated on December 2, 2024 (the “Closing Date”) pursuant to the Agreement and Plan of Merger, dated as of January 10, 2024, among TechTarget Holdings Inc. (formerly known as TechTarget, Inc. (“Former TechTarget”)), Informa TechTarget, Toro Acquisition Sub, LLC, Informa PLC, Informa US Holdings Limited, and Informa Intrepid Holdings Inc. (the “Transactions”), such as improved operations, enhanced revenues and cash flow, synergies, growth potential, market profile, business plans, expanded portfolio and financial strength; the competitive ability and position of Informa TechTarget; legal, economic, and regulatory conditions; and any assumptions underlying any of the foregoing. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “plan,” “could,” “would,” “project,” “predict,” “continue,” “target,” or the negatives of these words or other similar terms or expressions that concern Informa TechTarget’s expectations, strategy, priorities, plans, or intentions. Forward-looking statements are based upon current plans, estimates, and expectations that are subject to risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. We can give no assurance that such plans, estimates, or expectations will be achieved, and therefore, actual results may differ materially from any plans, estimates, or expectations in such forward-looking statements.

Important factors that could cause actual results to differ materially from such plans, estimates, or expectations include, among others: unexpected costs, charges, or expenses resulting from the Transactions; uncertainty regarding the expected financial performance of Informa TechTarget; failure to realize the anticipated benefits of the Transactions, including as a result of integrating the Informa Tech Digital Businesses with the business of Former TechTarget; the ability of Informa TechTarget to implement its business strategy; difficulties and delays in Informa TechTarget achieving revenue and cost synergies; evolving legal, regulatory, and tax regimes; changes in economic, financial, political, and regulatory conditions, in the United States and elsewhere, and other factors that contribute to uncertainty and volatility, natural and man-made disasters, civil unrest, pandemics, geopolitical uncertainty, and conditions that may result from legislative, regulatory, trade, and policy changes associated with the current or subsequent U.S. administrations; Informa TechTarget’s ability to meet expectations regarding the accounting and tax treatments of the Transactions; market acceptance of Informa TechTarget’s products and services; the impact of pandemics and future health epidemics and any related economic downturns on Informa TechTarget and the markets in which it and its customers operate; changes in economic or regulatory conditions or other trends affecting the internet, internet advertising and IT industries; data privacy and artificial intelligence laws, rules, and regulations; the impact of foreign currency exchange rates; certain macroeconomic factors facing the global economy, including instability in the regional banking sector, disruptions in the capital markets, economic sanctions and economic slowdowns or recessions, rising inflation and interest rate fluctuations on the operating results of Informa TechTarget; and other matters included in Risk Factors filed as Exhibit 99.2 to Informa TechTarget’s Form 8-K/A filed with the SEC on December 9, 2024, and other documents filed by Informa TechTarget from time to time with the SEC. This summary of risks and uncertainties should not be considered to be a complete statement of all potential risks and uncertainties that may affect Informa TechTarget. Other factors may affect the accuracy and reliability of forward-looking statements. We caution you not to place undue reliance on any of these forward-looking statements as they are not guarantees of future performance or outcomes. Actual performance and outcomes, including, without limitation, Informa TechTarget’s actual results of operations, financial condition and liquidity, may differ materially from those made in or suggested by the forward-looking statements contained in this press release.

Any forward-looking statements speak only as of the date of this press release. None of Informa TechTarget, its affiliates, advisors or representatives, undertake any obligation to update any forward-looking statements, whether as a result of new information or developments, future events, or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Mitesh Kotecha, Investor Relations

+1 754 283 3674

Garrett Mann, Corporate Communications

+1 617 431 9371